Form 10-K, Exhibit 13
SALTON SEA FUNDING CORP
filed 1997-03-28
CIK 949149

Exhibit 3.13
                    CERTIFICATE OF AMENDMENT

                               OF

                  CERTIFICATE OF INCORPORATION

                       * * * * * * * * *



     California Energy Operating Company, a corporation organized and  existing under and by virtue of the General Corporation  Law of the State of Delaware, DOES HEREBY CERTIFY:



    FIRST:     That in lieu of a meeting, the sole stockholder of

said  corporation  has  given unanimous written  consent  to  the following amendment to the Certificate of Incorporation  of  said corporation:



    RESOLVED,   that   the   Certificate  of   Incorporation   of

    California  Energy Operating Company be amended  by  changing

    the   first  sentence  thereof  so  that,  as  amended,  said

    sentence shall be and read as follows:



    "The  name of the Corporation is CalEnergy Operating  Company

    (the "Company")."



     SECOND:    That the aforesaid amendment was duly adopted  in

accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.



      IN  WITNESS  WHEREOF,  said  Certificate  of  Amendment  of

Certificate  of Incorporation has caused this certificate  to  be signed  by  Steven  A. McArthur, its Senior Vice  President,  and

attested by Douglas L. Anderson, Assistant Secretary, as of  this

26th day of March, 1996.



              CALIFORNIA ENERGY OPERATING COMPANY, INC.



              By:  /s/ Steven A. McArthur
                 Steven A. McArthur
                 Senior Vice President



ATTEST



By:  /s/ Douglas L. Anderson
   Douglas L. Anderson
   Assistant Secretary